Exhibit 99.1

      Orion HealthCorp Completes Sale of Two Houston Surgical Facilities; Transactions are Consistent with Company's Focus on Core Competencies

     ATLANTA--(BUSINESS WIRE)--March 2, 2006--Orion HealthCorp, Inc. (AMEX: ONH) today announced that it has completed the sale of its equity interests in two ambulatory surgery centers in Houston, Texas. The Company completed the sale of its interests in SurgiCare Memorial Village, L.P. to First Surgical Memorial Village, L.P., and in San Jacinto Surgery Center, Ltd. to San Jacinto Methodist Hospital.
     Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "These transactions are consistent with our commitment to focus on the growth and development in the physician business services sector, including revenue cycle management and outsourcing. Despite our efforts to improve the financial performance of the surgery centers that comprised the core of SurgiCare's operations, this line of business did not meet expectations. Rather than allow this to continue to be a distraction, we made the decision to sell the facilities to parties whose core business supports the operation of surgery centers. We believe that the staff, patients and Houston marketplace served by these two surgery centers will benefit under the experienced ownership of their new management."
     In its continuing efforts to improve its balance sheet, the Company also announced that it has negotiated a significant discount on $750,000 of long-term debt, which it intends to retire by March 31, 2006.
     Orion HealthCorp, Inc. provides complementary business services to physicians through three business units: Integrated Physician Solutions, Inc., providing business and management services to physician practices; Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians; and SurgiCare, providing management services to the freestanding ambulatory surgery center market. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.
     Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding the Company's strategic focus and the retirement of long-term debt.
     The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.


     CONTACT: Orion HealthCorp Inc., Atlanta
              Terrence L. Bauer, 678-832-1800
              or
              Stephen H. Murdock, 678-832-1800